EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant

Section 906 of Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Matrix Service Company (the “Company”) on Form 10-Q for the period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Hall, Chairman of the Board of Directors of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 7, 2011

/s/ Michael J. Hall
Michael J. Hall
Chairman of the Board of Directors, acting in the capacity of Chief Executive Officer